Exhibit 10.10

Our ref : BUNC/PLD/AW/S102-SI&BOD/angie

19th January 2022

ANGKASAX INNOVATION SDN BHD Co. No.:202101007618 (1407917 - U)

Lot S102, Second Floor, Centrepoint,

No.3, Lebuh Bandar Utama, Bandar Utama,

47800 Petaling Jaya.	By Hand/ Email

Attention: Mr. William Lim / Ms. Joanne Ong

Dear Sir/Madam,

RE :	CENTREPOINT BANDAR UTAMA - Lot S102, Second Floor
~ Site Inspection & Business Opening Date ~

Reference is made to the handover dated 29 December 2022 between Ms. Joanne Ong from Angkasax Innovation Sdn Bhd and Ms. Stephanie Wong from Bandar Utama Neighbourhood Centre Sdn Bhd.

Attached herewith, please find the Site Inspection List of the above said Lot, duly acknowledged by the abovementioned parties for your safekeeping.

Please be advised that the Tenancy Commencement Date shalsl be on 15 February 2023 or the actual date of commencement of the Tenant’s business, whichever is earlier.

We trust that the above is in order. Thank you.

Yours faithfully,

BANDAR UTAMA NEIGHBOURHOOD CENTRE SDN. BHD.

ANNA WONG

General Manager

Property Leasing Department

cc. Mr. Norman Chong/Ms. Stephanie Tenson - Credit Control Dept.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/AW/S102/LOO/angie

7th July 2022

ANGKASAX INNOVATION SDN BHD Co. No.:202101007618 (1407917 - U)

Lot S10, Second Floor, Centrepoint,

No.3, Lebuh Bandar Utama,

Bandar Utama,

47800 Petaling Jaya.	By Hand/Email

Attention: Mr. William Lim / Ms. Joanne Ong

Dear Sir/Madam,

RE :	CENTREPOINT BANDAR UTAMA (“the Building”) - Lot S102, Second Floor
- LETTER OF OFFER

We (“the Landlord”) are pleased to offer you (“the Tenant”) a tenancy of the premises described in Clause (1) hereof (“the Tenancy”) based on the principal terms and conditions stated in this Letter Of Offer SUBJECT ALWAYS to the execution of a formal Tenancy Agreement upon the terms and condition herein stated, as well as the Landlord’s review and approval on the Tenant’s design and concept plan of your business.

1.	Demised Premises

Lot No	:	Lot S102, as delineated in RED on the attached floor plan in Schedule 1

Floor Level	:	Second Floor

Area	:	1,125 square feet

2.	Use of Demised Premises

Nature of Business	:	The Tenant shall use the Demised Premises strictly as an office for “ANGKASAX INNOVATION SDN BHD” only.

Any change in the above business is strictly prohibited unless the prior written approval is obtained from the Landlord, whose approval shall be at its absolute discretion.

3.	Tenancy Term

A period of Three (3) years commencing from the Business Opening Date as defined in Clause 5 hereinbelow (“the Principal Term”) with an option to renew for a further term of Three (3) years (“the Second Term”) upon expiry of the Principal Term.

All renewal shall be based on the same terms and conditions as the terms and conditions of the Principal Term except for the provision of Monthly Rental.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 2).

4.	Monthlv Rental

The Base Rent (“the Monthly Rental”) excluding the consumption of chilled water air-cond for the Principal Term shall be as follows: -

(1)	Base Rent for Demised Premises

Year 1 till Year 3
Ringgit Malaysia Two Thousand Eight Hundred Twelve and Cents Fifty Only (RM2,812.S0) per month at RM 2.50 per sq. ft. per month x 1,125 sq. ft;

MONTHLY RENTAL

RM 2,812.50	=	RM 2,812.50
Total Sum Payable	=	RM 2,812.50
= Ringgit Malaysia Two Thousand Eight Hundred Twelve and Cents Fifty Only.

(a)	Any taxes in respect of the Monthly Rental shall be borne by the Tenant.

(b)	The Monthly Rental shall commence on the Business Opening Date as defined in Clause 5 hereinbelow.

(c)	The Monthly Rental is payable monthly in advance within the first seven (7) days of each and every succeeding month;

(d)	The Monthly Rental will be reviewed SIX (6) months prior to the expiry of the Term at the then prevailing market rate.

5.	Delivery of Vacant Possession

Vacant possession of the Demised Premises shall be delivered to the Tenant on 1 September 2022 or a date to be confirmed (“the Delivery of Vacant Possession”).

6.	Business Opening Date

The Business Opening Date for the Demised Premises is scheduled to be on 1 October 2022 upon the expiry of Fit-Out Period or the actual date of commencement of the Tenant’s business, whichever is earlier.

7.	Booking Fee

A Booking Fee equivalent to One (1) month’s Monthly Rental amounting to Ringgit Malaysia Two Thousand Eight Hundred Twelve and Cents Fifty Only (RM2,812.S0) shall be paid by way of cheque to Bandar Utama Neighbourhood Centre Sdn Bhcl upon the acceptance of this Letter Of Offer and the Booking Fee paid shall be utilised as the first month’s Monthly Rental after the execution of the Tenancy Agreement.

The Booking Fee and any Tax in respect of the Booking Fee (if applicable) shall be applied to pay the Monthly Rental due for the first (1st) month or paii thereof after the execution of the Tenancy Agreement.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 3).

8.	Deposit

(1)	Security Deposit

The Tenant shall deposit with the Landlord an amount of Ringgit Malaysia Eight Thousand Four Hundred Thirty Seven and Cents Fifty Only (RM 8,437.50) equivalent to THREE (3) MONTHS’ Monthly Rental which sum shall be maintained throughout the term of the Tenancy as Security Deposit upon the acceptance of this Letter of Offer. The Security Deposit shall be subject to adjustments based on the actual site measurement and shall at all times be maintained at a sum equivalent to Four (4) months’ Monthly Rental.

(2)	Utility Deposit

The supply of utilities and the terms of the supply of utilities shall be a matter between the applicable service provider for the applicable utility and the Tenant.

(3)	Fit-Out Deposit, Fit-Out Fee and Restoration Deposit

(a)	The Tenant shall forward to the Landlord a Fit-Out Deposit of Ringgit Malaysia Four Thousand Only (RM4,000.00) being the security for the Tenant’s due performance and observance of the terms and conditions of the Tenancy Agreement during the Fit-out Period.

The Fit-Out Deposit shall be credited to the account of the Tenant as Restoration Deposit as security for the due compliance of the Tenant’s covenant to restore, reinstate, make good and to deliver vacant possession of the Demised Premises back to the Landlord in the original state and condition when vacant possession was first delivered to the Tenant; provided always that the Tenant has not breached any terms of the Fit-Out Works during the Fit-Out Period.

In the event that any sums (whether wholly or partially) are deducted from the Fit-Out Deposit due to any breach and/or non-compliance during the Fit-Out Period, the Tenant shall pay to the Landlord an additional sum equivalent to the sums deducted due to the said breach and/or non-compliance during the Fit-Out Period to the Landlord towards the Restoration Deposit within seven (7) days upon the Tenant’s receipt of the Landlord’s computation.

(b) The Tenant shall forward to the Landlord a Fit-Out Fee of Ringgit Malaysia One Thousand and Five Hundred Only (RM 1,500.00) being the fee incurred in relation to the maintenance of the Building and the usage of electricity and water during the execution of the Fit-Out Works during the Fit-Out Period:

(c) The Fit-Out Deposit and Fit-Out Fee shall be made in cheque payable to Bandar Utama Neighbourhood Centre Sdn Bhd upon the acceptance of this Letter of Offer.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 4).

9.	License To Occufil For Fit-Out Works

(a)	Subject to the Tenant’s acceptance of this Letter of Offer and the other terms and conditions, as well as the payment of all deposits and other sums payable by the Tenant under Article 3 hereinabove, the Tenant shall be permitted to enter the Demised Premises as a licensee on a date notified by the Landlord for a period of Thirty (30) days (“Fit-Out Period”) for the sole purpose of carrying out any renovation and FitOut Works in the Demised Premises (“Fit-Out Works”) upon the terms and condition set out in this Letter of Offer, the Tenancy Agreement and the Fit-Out Manual to be supplied by the Landlord. The Landlord may impose such rules and regulations as the Landlord deems necessary to impose to govern the rights and obligations of the parties during the Fit-Out Period.

The Tenant shall commence the Fit-Out Works within SEVEN (7) days from the date vacant possession of the Demised Premises is handed over by the Landlord to the Tenant. In this respect, time shall be of the essence during the Fit-Out Period and in the event of the Tenant’s failure to commence the Fit-Out Works within the stipulated time, the Landlord shall be entitled to terminate the Tenancy, withdraw the license granted to the Tenant to enter the Demised Premises and forfeit the Fit-Out Deposit and all other sums paid hereunder as compensation for the reservation of the Demised Premises for the Tenant, without prejudice to other rights and remedies available to the Landlord under the law. Thereafter, the Landlord shall be entitled to let the Demised Premises to any other person without any further reference to the Tenant.

10.	Tenant’s Fit-Out Works

(a)	The Tenant shall fit-out the Demised Premises at its own cost to a standard satisfactory to the Landlord in accordance with guidelines to be established by the Landlord.

(b)	The Tenant shall submit to the Landlord all professionally drawn preliminary plans and designs showing the proposed internal layout, shopsign and /or shopfront for the Demised Premises for the Landlord’s prior approval. No Fit-Out Works or such other works shall commence before the necessary local authority/governmental or other approvals have been obtained.

11.	Delay

The Fit-Out Works to be carried out by the Tenant in the Demised Premises are to be coordinated with a view to achieve the scheduled Business Opening Date of the Demised Premises. Time is of the essence of this contract. As such, in the event of the Tenant’s failure to complete the Tenant’s Fit-Out Works within the Fit-Out Period and/or the Tenant’s failure to commence business on the scheduled Business Opening Date, the Tenant shall be liable to pay the Landlord liquidated damages of Ringgit Malaysia Five Thousand Only (RMS,000.00) per day from the scheduled Business Opening Date until the actual date of commencement of the Tenant’s business. Notwithstanding the abovesaid, the Tenant shall be deemed to have commenced business on the scheduled Business Opening Date and shall be liable to pay the Monthly Rental for the Demised Premises for such period of non-commencement of business.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 5).

Notwithstanding the foregoing, if the Tenant fails to commence business after the expiry of FIFTEEN (15) days from the scheduled Business Opening Date or where Fit-Out Works are not completed after the expiry of FIFTEEN (15) days from the expiry of the Fit-Out Period, the Landlord shall be entitled to terminate the Tenancy and all monies paid thereunder shall be forfeited.

12.	Landlord’s Work

Unless otherwise stated, the Landlord shall provide for the works specified in Schedule 3 at the Landlord’s cost. Any additional works carried out by the Landlord upon the Tenant’s request shall be solely at the Tenant’s cost.

13.	Relocation

(i)	Notwithstanding the location and floor area of Demised Premises specified in Clause I above, the Landlord hereby reserves the absolute right, without any right by the Tenant to claim for compensation or damages, to relocate the Tenant to an alternative premises in the Building by giving a written “Relocation Notice” to the Tenant in the event there occurs circumstances such as changes to the mechanical and electrical services, air conditioning plant, the pipes, wires, cables or other apparatus constructed, installed or laid in, under or through the Demised Premises, the Building and/or the Land or to the structure of the Demised Premises, the Building and/ or the Land or the trade grouping of tenants and occupiers of the Building or such other changes in the opinion of the Landlord are required for the reason that the further use of the Demised Premises by the Tenant is not practicable or expedient by reason of the said changes.

(ii)	The Relocation Notice shall specify the location and floor area of the new premises with particulars of the Monthly Rental and other charges if the same are different than those stated in this Letter of Offer.

(iii)	If the Tenant accepts the alternative premises specified in the Relocation Notice, the Landlord shall offer to let such alternative premises to the Tenant in all respects to the same terms and conditions as contained herein save and except for the Monthly Rental, deposits and other charges to be calculated based on the new area of the alternative premises and/or the relevant rate per square foot of the same and adjustments to be made accordingly.

(iv)	If the Tenant rejects the terms in the Relocation Notice, the Landlord shall return all monies paid by the Tenant pursuant to this Letter of Offer without any interest and less such sum(s) as may then be due to the Landlord in accordance with this Tenancy and thereafter neither party shall have any claims or actions whatsoever against the other save for any antecedent breaches and thereafter the Tenancy as contained in this Letter of Offer shall terminate and cease to have further force or effect.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 6).

14.	Assignment

The Tenant shall not sublet, assign, transfer, part with or otherwise deal with or dispose of the Demised Premises or any part thereof in any manner or way whatsoever.

15.	Stamp Duty and Administration Fee

The stamp duty, administration fee and any Tax (in respect of the administration fee) (if applicable) for the preparation, execution and completion of the Tenancy Agreement shall be borne solely and absolutely by the Tenant.

16.	Execution of Tenancy Agreement and Termination of Tenancy

If, at any time prior to the execution of the Tenancy Agreement, the Tenant decides to terminate the contract hereby created or in the event the Tenant fails to execute the Tenancy Agreement within Fourteen (14) days from the receipt of the same for execution, the Landlord shall be entitled to terminate this Tenancy and forfeit all monies paid and thereafter the Tenancy as contained in this Letter Of Offer shall be terminated and cease to have any effect and the Landlord shall be free to offer the Demised Premises to other parties without prejudice to any other claims that the Landlord may have against the Tenant for breach of the terms herein contained.

17.	Notices

Any notice or other communication forwarded to the Tenant at the address stated in this Letter of Offer or such other address as may have been notified in writing by the Tenant to the Landlord shall be deemed to have been duly served:

(a)	if it is by hand, on delivery hereof;

(b)	if it is sent by post, Three (3) Business Days after posting thereof; or

(c)	if it is by fax, immediately after transmission and confirmed by the answer back confirmation, if the date of transmission is not a Business Day, then the notice by fax shall be deemed to be served on the following Business Day.

(“Business Day” means any day other than Saturdays, Sundays and public holidays in the State of Selangor).

18.	Hoarding and Visual

(a)	The Tenant is required to put up a full height hoarding and visual onto the hoarding of the Demised Premises (which visual is subject to the Landlord’s review and approval) within SEVEN (7) days upon delivery of vacant possession.

(b)	The hoarding plywood material, installation fee and any tax in respect to the hoarding shall be solely borne by the Tenant. The hoarding plywood material and the installation fee shall be chargeable at the rate of RM210.00/meter run (mr).

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 7).

(c)	If the Demised Premises refers to a kiosk, the plywood timber hoarding erected by the Tenant during the Fit-Out Period shall be 5ft in height together with hoarding visual (5ft in height & wrapped around the hoarding) which has been reviewed and approved by the Landlord.

19.	Letter of Guarantee

The Tenant shall, simultaneously with the execution of the Tenancy Agreement, cause the Directors of the corporation to execute and deliver a Letter of Guarantee.

20.	Tax

For the avoidance of doubt, the Tenant will be liable to pay any Tax imposed by the government on all applicable payments under this Agreement, including any other items not specifically mentioned as included but subsequently determined by the government as taxable.

21.	Documents of the Company

(i)	If the Tenant is a company incorporated under the Companies Act 2016, the Tenant shall forward the certified true copies of the following documents:
(a) Constitution/ Memorandum & Articles of Association (if any); and, where applicable -

Forms filed pursuant to the Companies Act 2016

(b) Certificate of incorporation of a company;

(c) Notification of Change in the Registered Address;

(d) Register of Directors, Managers and Secretaries; and

(e) Return of Allotment of Shares; or

Forms prescribed under the Companies Act 1965

(f) the latest Forms 9, 24, 44 and 49.

(ii)	If the Tenant is a sole proprietor or a partnership, the Tenant shall forward the certified true copies of the following documents:

(a) Form B

(b) Business Registration Certification; and

(c) LC. of the partners/sole proprietor (as the case may be).

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 8).

If the Tenant is agreeable to the terms and conditions stated above, the Tenant shall indicate acceptance by executing the Acceptance Page of both copies of the Letter of Offer (one Original and one Copy) and returning the duly executed Original Letter of Offer to the Landlord within SEVEN (7) DAYS from the date hereof together with the Booking Fee, Security Deposit, Fit-Out Deposit and Fit-Out Fee as aforesaid, failing which this offer shall automatically lapse and shall be rendered null and void.

Thank you Yours faithfully,

BANDAR UTA NEIGHBOURHOOD CENTRE SDN BHD

TAN SRI DATO’ IR. TEO CHIANG KOK

Director

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 9).

Acceptance Page

I/We hereby expressly confirm our understanding and acceptance of the above terms and conditions and undertake to comply fully with the same.

Enclosed please find the following:

(a) Documents of the Company as per Clause 23 (i) or (ii) above; and

(b) Cheque No: ................................. for the total sum of RM 16,750.00 being payment of the following:

(i) Booking Fee as per Clause 7 above amounting to RM 2,812.50;
(ii) Security Deposit as per Clause 8 (1) amounting to RM 8,437.50;
(iii) Fit-Out Deposit as per Clause 8 (3)(a) amounting to RM 4,000.00; and
(iv) Fit-Out Fee as per Clause 8 (3)(b) amounting to RMl,500.00;

Duly authorised signatory (ies)

for and on behalf of

(                                         )

Name of Signatory	:	Dr. Sean Seah KoK Wah
NRIC/Passport No	:	671109-05-554
Designation	:	Executive Chairman
Address	:
:
Date of Acceptance	:
Company Stamp	:
Company Stamp	:

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 10).

SCHEDULE 1

FLOOR PLAN

FIRST NATIONWIDE GROUP

CENTREPOINT

S13
S14
S15A & S15B
S15C
S16 & S17
S12A
S12B
S11
S10
S9
S8
S7
S6
S5
S4
S3
S2
S1
S18B
S18
S19
S20
S21
S22
S101
S102
S103
S103A
S105 & S106
S113 & S114
S111 & S112
S110
S109
S107 & S108
UTAMA NEIGHBOURHOOD CENTRE SDN BHD
77186-P

SECOND FLOOR PLAN
2/02
1:500

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 11).

SCHEDULE 3

SCHEDULE OF WORKS

ITEM	DESCRIPTION	LANDLORD’S PROVISION	FINISIDNG WORK BY GENERAL TENANTS
1.	Floor	Bare Concrete.	Floor finishes, water proofing, etc.
2.	Ceiling	Bare Concrete.	Suspended ceiling finishes, painting, etc.
3.	Concrete Column	Bare Concrete.	Painting, wallcovering, tiles, etc.
4.	Brickwall	First layer plaster.	Painting, wall covering, etc.
5.	Pai1ition	Gypsum board bare finish.	Painting, wallcovering
6.	Air Condition	Air supply duct at Tenant's lease line.	All ductworks, diffusers inside Tenant's area. To provide PE Endorsement.
7.	Ventilation	External louver, exhaust and fresh airshaft up to tenant lease line (if any).	All works after Landlord's works. Noise level to be below NC50. To provide PE Endorsement.
8.	Water Supply	Water supply with valves and meter at tenant lease line (if any).	All connections, fitting inside Tenant's area.
9.	Drainage	Provide soil and waste water discharge pipe only (if any).	All connections, fitting inside Tenant's area.
10.	Gas Supply	Provided LPG piping with meter up to Tenant lease line (if any).	All works, connections inside Tenant's area.
11.	Sprinkler	Upper layer and tee off for lower layer.	Lower layer: • Work by Main Con . • Cost by Tenant.
12.	Electrical Supply	To provide 60 Amp/30 Amp single/three phase supply complete kwhr meter, meter panel and cutout fuse and neutral link and single/three – phase distribution board. The distribution board shall be mounted at 7'00" high from finish floor level on left hand side of the shop.	All work including lighting fixture, all out-going from distribution board & meter. To provide PE Endorsement.
13.	Telephone	Conduit with cable and telephone outlet at each Tenant's lot.	All work except Landlord's provision.
14.	PA System	Only Emergency Announcement with wiring and speaker (1,000 sq.ft. and above).	To fix ceiling speaker on position.
15.	Security System	Not provided.	All work, if necessary.

FIRST NATIONWIDE GROUP

Our ref : BUNC/PLD/A W/S102 /LOO/angie	(Continuation Page 12).

ITEM	DESCRIPTION	LANDLORD’S PROVISION	FINISIDNG WORK BY GENERAL TENANTS
16.	CATV System	Not provided.	All work, if necessary.
17.	Signage	Not provided. (subject to ID design)	All work, eg, casing, wiring, graphics, light fixture and fittings.
18.	Security Shutter	Not provided.	All work.
19.	Shop Front Panel	Not provided (subject to ID design).	All work.
20.	CO2 System	Not provided.	All work, if necessary.
21.	Smoke Spilled System	Not provided.	All works, if necessary.
22.	Emergency Lighting	Not provided.	All works by tenant.

Imnortant Notes:

1. Tenants requested to upgrade their electrical capacity, 75% of the power supply must be utilized. Those who failed to meet the required demand will be charges for the upgrading cost and expenses incurred plus penalty.

2. All restaurants, fast food, cafe and food outlets with exhaust must incorporated fresh air intake system in the exhaust hood design. (Details must be submitted to the Fit-Out Coordinator for approval prior to fabrication)

FIRST NATIONWIDE GROUP